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                                                               Exhibit 5.02



                                   November 16, 1995




                    Re:  REGISTRATION STATEMENT ON FORM S-3


Ladies & Gentlemen:

          We have acted as counsel to Delrina Corporation (the "Company") in connection with the above-captioned Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 18, 1995, and amended on November 13, 1995, for the purpose of registering 14,363,106 shares of common stock, par value $.01 per share, of Symantec Corporation ("Symantec").

          We have aided in the preparation of the Registration Statement, including in particular the discussion under the heading "INCOME TAX CONSIDERATIONS -- United States Federal Income Tax Considerations to Delrina Shareholders" (the "Tax Summary").

          We hereby confirm, in all material respects, the opinion set forth in the Tax Summary and that the Tax Summary is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.


          This opinion is furnished to you solely for your benefit and the benefit of the holders of the Exchangeable Shares of the Company in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We


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November 13, 1995
Page 2


also consent to the use of our name in the Tax Summary and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                              Very truly yours,


                              SKADDEN, ARPS, SLATE, MEAGHER & FLOM